UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 3, 2009

SINO GREEN LAND CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-53208	54-0484915
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

6/F No. 947, Qiao Xing Road, Shi Qiao Town

Pan Yu District, Guang Zhou

People's Republic of China

 (Address of Principal Executive Offices)
(Zip Code)

86-20-84890337

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A is being filed to amend the Form 8-K filed by the registrant on August 4, 2009 (the "Original 8-K"), in its entirety, in order to (i) disclose the issuance of shares in April 2009 by the registrant and (ii) modify the disclosure of the issuance of shares on August 3, 2009. Pursuant to Item 3.02 (b) of Form 8-K, the April 2009 issuances were not required to be filed by the registrant until the issuance of shares on August 3, 2009 because the securities issued pursuant to the April transactions constituted less than 5% of the number of shares of the registrant's outstanding common stock. The registrant inadvertently failed to disclose the April 2009 issuances in the Original 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

Effective August 3, 2009, Sino Green Land Corporation, a Nevada corporation (the "Company"), entered into a Common Stock and Warrant Purchase Agreement with several investors for the issuance and sale of 13,129,410 shares of the Company’s common stock (the "Common Stock") at a purchase price of $0.085 per share. Such investors shall receive warrants to purchase 10,145,454 shares of Common Stock, exercisable at $0.11 per share at any time and from time to time through August 3, 2011.

A form of the purchase agreement is attached hereto as Exhibit 10.1 and a form of the warrant is attached hereto as Exhibit 4.1, each of which is incorporated into this Item 1.01 by reference.

In addition, effective August 3, 2009, the Company entered into a Common Stock and Warrant Purchase Agreement with several investors for the issuance and sale of 4,333,334 shares of Common Stock at a purchase price of $0.12 per share and an investor option to acquire up to 6,500,000 additional shares of Common Stock at a purchase price of $0.12 per share. Such investors shall receive (i) warrants to purchase 3,466,666 shares of Common Stock, exercisable at $0.15 per share at any time and from time to time through August 3, 2011 and (ii) in the event that such investors exercise their option to acquire additional shares of Common Stock, additional warrants to purchase up to 5,200,000 shares of Common Stock, exercisable at $0.15 per share at any time and from time to time for two years from the date of issuance.

A form of the purchase agreement is attached hereto as Exhibit 10.2 and a form of the warrant is attached hereto as Exhibit 4.1, each of which is incorporated into this Item 1.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01, which is incorporated into this Item 3.02 by reference. Based upon certain representations made by each of the investors, as set forth in the respective purchase agreements, the Common Stock and warrants were issued in reliance upon an exemption provided by Regulation S promulgated under the Securities Act of 1933, as amended (the "Act").

In addition, on April 27, 2009, the Company entered into a termination agreement with Hickey Freihofner Advisors, LLC ("HFA"), Hickey Freihofner Capital, a division of Brill Securities, Inc., ("HFC"), Mr. Hai Lin and Ms. Mary Ma Yong Qing, pursuant to which the Company issued an aggregate of 1,874,584 shares of Common Stock to nominees of HFC. The issuance of such shares was made in complete satisfaction of the Company’s obligation to issue shares to HFC under an advisory agreement (the "Advisory Agreement") that the Company’s subsidiary, Organic Region Group Limited, entered into with HFA on January 28, 2008, and HFA’s agreement to terminate such agreement. The Company did not receive any cash consideration in connection with the issuance of such shares. The number of shares issued to HFC’s nominees was determined based on an arms-length negotiation. The issuance of such shares was made in reliance on the exemption provided by Section 4(2) of the Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

Furthermore, on April 29, 2009, the Company entered into a foreign finder agreement with Mr. Hai Lin, pursuant to which the Company issued an aggregate of 2,291,158 shares of Common Stock to Mr. Lin and his nominees. The issuance of such shares was made in complete satisfaction of the Company’s obligation to issue shares to Mr. Lin under the Advisory Agreement and a foreign finder agreement, dated January 28, 2008, between HFC, HFA and Mr. Lin. The Company did not receive any cash consideration in connection with the issuance of such shares. The number of shares issued to Mr. Lin and his nominees was determined based on an arms-length negotiation. The issuance of such shares was made in reliance on the exemption provided by Section 4(2) of the Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant, dated as of August 3, 2009, issued by the Company to certain investors.

10.1	Form of Common Stock and Warrant Purchase Agreement, dated as of August 3, 2009, between the Company and certain investors.

10.2	Form of Common Stock and Warrant Purchase Agreement, dated as of August 3, 2009, between the Company and certain investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2009

SINO GREEN LAND CORPORATION

By: /s/ Anson Yiu Ming Fong
Name: Anson Yiu Ming Fong
Title: Chairman of the Board